UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      April 24, 2020

CYCLO THERAPEUTICS, INC.

(Exact name of registrant as specified in charter)

Florida	000-25466	59-3029743
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

6714 NW 16th Street, Suite B, Gainesville, Florida (Address of Principal Executive Offices)	32563 (zip code)

                 386-418-8060

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sale of Equity Securities.

On April 24, 2020, Cyclo Therapeutics, Inc. (the “Company”), completed a private placement of its shares of common stock (“Common Stock”) to a group of accredited investors that included several directors of the Company and members of management (the “Private Placement”). Investors in the Private Placement purchased a total of 20 million shares of Common Stock at a price of $0.10 per share, resulting in gross proceeds to the Company of $2,000,000.

The sale of Common Stock in the Private Placement was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

The Company did not utilize a financial adviser or placement agent in connection with the Private Placement. However, pursuant to terms of the Placement Agency Agreement between the Company and ThinkEquity, a division of Fordham Financial Management, Inc. (“ThinkEquity”), entered into in connection with Company’s May 2019 private placement (the “May Placement”), the Company will pay ThinkEquity (i) a cash fee in the amount of $29,637, representing 8% of the gross proceeds in the Private Placement received from investors that were first introduced to the Company by ThinkEquity in connection with the May Placement, and (ii) a warrant to purchase 22,228 shares of Common Stock, representing 6% of the shares of Common Stock purchased by such investors in the Private Placement, at an exercise price of $0.11 per share (110% of the price per share paid by investors in the Private Placement).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyclo Therapeutics, Inc. Date: April 27, 2020 By: /s/ N. Scott Fine N. Scott Fine Chief Executive Officer